Exhibit 99.1

AMERICAN REPROGRAPHICS COMPANY ANNOUNCES COMPANY-WIDE PAYROLL REDUCTIONS AS PART OF CONTINUED COST-CUTTING MEASURES

WALNUT CREEK, California (March 11, 2009) — American Reprographics Company (NYSE: ARP), the nation’s leading provider of reprographics services and technology, today announced a company-wide payroll reduction of five percent, and a voluntary 50% salary reduction for CEO K. Suriyakumar as it continues its cost cutting efforts. The three initiatives are expected to produce annualized cost savings to the Company in the range of $6 million or $0.08 per diluted share.

K. “Suri” Suriyakumar, Chairman, President and CEO for American Reprographics Company, said, “The markets we serve have sharply declined. Thus, it is incumbent upon us to right-size our operations to get the optimum returns from the business. We’ve demonstrated we could grow quickly in an expanding economy; we also know how to downsize in a rapidly contracting economy. Doing so in a timely manner is critical for our success as an organization.”

“We’re not suffering from a reprographics or construction market problem that can be solved a little bit at a time,” Mr. Suriyakumar continued. “Given the credit crisis and weak market conditions, the recovery of the economy is likely to be a slow and painstaking process. In situations like this, the best action dominant companies like ARC can take is to buckle down, reduce operating expenses dramatically and quickly, and expand market share aggressively using technology solutions,” he concluded.

As previously announced, the Company is continuing a series of cost cutting efforts that include further reductions in labor and plans to close or consolidate up to 50 locations during the year.

Jonathan Mather, American Reprographics Company CFO stated “I am pleased with the rapid progress we’re seeing in reducing our costs. While we would like to realize the benefit of such work immediately, we must accomplish these reductions without major disruptions in service to customers or any unnecessary decline in staff morale.”

About American Reprographics Company

American Reprographics Company is the leading reprographics company in the United States providing business-to-business document management technology and services to the architectural, engineering and construction, or AEC industries. The Company provides these services to companies in non-AEC industries, such as technology, financial services, retail, entertainment, and food and hospitality, which also require sophisticated document management services. American Reprographics Company provides its core services through its suite of reprographics technology products, a network of hundreds of locally-branded reprographics service centers across the U.S., on-site at more than 5,000 customer locations, and through UDS, a joint-venture company headquartered in Beijing, China. The Company’s service centers are arranged in a hub and satellite structure and are digitally connected as a cohesive network, allowing the provision of services both locally and nationally to more than 160,000 active customers.

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements that are based on current opinions and estimates of management regarding future events and the future financial performance of the Company. Words such as “forecast,” “outlook,” “will,” and similar expressions identify forward-looking statements. We caution you that such statements are only predictions and are subject to certain risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. Factors that could cause our actual results to differ materially from those set forth in the forward-looking statements include, but are not limited to, the current downturn in the economy generally and in the architectural, engineering and construction industries specifically; competition in our industry and innovation by our competitors; our failure to anticipate and adapt to future changes in our industry; our failure to complete acquisitions, or failure to manage our acquisitions, including our inability to integrate and merge the business operations of the acquired companies or failure to retain key personnel and customers of acquired companies; our dependence on certain key vendors for equipment, maintenance services and supplies; damage or disruption to our facilities, our technology centers, our vendors or a majority of our customers; and our failure to continue to develop and introduce new services successfully. The foregoing list of risks and uncertainties is illustrative but is by no means exhaustive. For more information on factors that may affect our future performance, please review our periodic filings with the U.S. Securities and Exchange Commission, and specifically the risk factors set forth in our most recent reports on Form 10-K and Form 10-Q. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Contact:
David Stickney
VP of Corporate Communications
Phone: 925-949-5100
Email: davidstickney@e-arc.com